SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Electroglas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

ELECTROGLAS, INC. 5729 Fontanoso Way, San Jose, CA 95138 PH. 408.528.3000 FX. 408.528.3542 www.electroglas.com

April 20, 2005

Dear Electroglas Stockholder,

I joined Electroglas at the end of 2003. In my first year as CEO our major thrusts were to stabilize the Company and redesign the products. Also, we focused the Company’s efforts to improve the distribution and applications channels, the customer service groups, and the Company’s manufacturing organizations to return Electroglas to its rightful place as a leader in test solutions.

In my opinion, Electroglas had lost its way and stopped listening adequately to it’s customers in the recent years. The Company bought businesses which didn’t make reasonable contributions, used up cash, and defocused the Company from its core prober and test solutions business. The engineering developments made on the core probing products during the last five years were insufficiently competitive and not focused on the important feature sets customers need to test their newer device technologies.

In 2004, however, we made good progress changing this trend. We finished the sale of the yield management and inspection businesses. We made good progress on our customer “get well” programs which were aimed at catching up on needed customer short term features and bug fixes. We redesigned a new 200mm (4090µ+) product and an upgrade product which can be retrofitted in the field to older 4080 and 4090 systems. There are over 3000 units upgradeable in our 200mm installed base. We designed a new 300mm product (EG6000) with the world’s best accuracy and very competitive throughput. Further, we finished the design of our strip test (Sidewinder) and test management software products (SortManager).

In 2004, we increased revenue by 40% (70% through the 3rd quarter) and decreased our loss from the 2003 levels by 90%. Our revenue in 2004 was about 90% older (200mm) products – products which are over 5 years old!!

Now we have new products with competitive features being rolled out in 2005. The new probers are fast and accurate. They are “thermally agile” which means an operator can make a temperature change and probe the die on the next wafers in minutes. It used to take hours for the systems to “temperature soak” before they were stable. Our new 300mm products give fast results because of their raw speed and because we have incorporated “disturbance rejection” capability. When our equipment is on the production floor, these 300mm probers can reject vibration from other nearby equipment.

There are many more features we have engineered into the products in the last year which we believe will make us more competitive and better address our customers requirements.

In addition to redesigning the products a number of additional steps were taken to stabilize the Company during 2004.

We strengthened our balance sheet by completing the sales of the two businesses mentioned above, we dealt with an old tax liability with our previous parent company, we sold our position in a venture investment in Cascade Microtech in their December IPO, and we sold our San Jose, California campus. These changes make us a much leaner and stronger Company and dramatically lower our operating costs. Electroglas is now much easier to understand financially and our operating costs have been lowered significantly.

In January 2005, we had slightly over $58 million in cash on the balance sheet and with an unutilized $7.5 million bank line. We have lowered our break even point to approximately $18-20 million when we achieve 40% gross margins. Even as we grew revenue 40% last year, we lowered our inventory each quarter. This is a validation of our new asset management focus.

Our business is now organized so that when we go beyond the break even point, Electroglas should be able to provide good financial leverage. When the macroeconomic climate for semiconductors and semiconductor equipment improves and we get through several planned customer evaluations for our new products, we should start to see increases in sales, and hopefully, a return to profitability.

We have also initiated programs to further cost reduce our new products in 2005. The competition won’t be sitting still with their cost reductions and neither will we.

We have been building up our engineering, sales, applications, and service capabilities during 2004 and we will continue to in 2005. We have been upgrading personnel, shifting resources to better support our customers, and making personnel additions as required to address solid business opportunities.

All in all, I think 2004 was a year with solid and identifiable results.

Early in 2005, we invited investors, analysts, customers and partners to visit our San Jose facility and see the new products for themselves. The events were well attended and I believe we showed those who visited that we are coming back! We will do this again at our annual meeting which will be held May 26th, 2005, at our new facility: Electroglas, Inc., 5729 Fontanoso Way, San Jose, CA 95138 at 10:00am PT.

2005 should be a turning point for Electroglas. We are very focused on winning back our customers, producing great products, turning profitable, and regaining market share. While there can be no guarantees that this will occur, we believe we are making good progress towards these goals. We have a strong balance sheet now which gives us an adequate “runway” and we are making progress monthly to improve the Company.

We want to thank the investors, employees, partners and other stakeholders who have supported this effort. We look forward to seeing as many of you as possible at our Annual Shareholders Meeting in May.

Best regards,

April 20, 2005

Dear Electroglas Stockholder,

I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on Thursday, May 26, 2005, at 10:00 a.m., Pacific Daylight Time, at our corporate headquarters at 5729 Fontanoso Way, San Jose, California.

This year we are seeking the election of two Class III directors and the ratification of the selection of our independent registered public accounting firm.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card to ensure your representation at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and the support of our company. We look forward to seeing you at the Annual Meeting.

Very truly yours,

Keith L. Barnes

Chairman of the Board

Chief Executive Officer

ELECTROGLAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2005

To the Stockholders of Electroglas, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Electroglas, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate headquarters at 5729 Fontanoso Way, San Jose, California, on Thursday, May 26, 2005, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.    ELECTION OF DIRECTORS. To elect two Class III directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2005.

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on April 1, 2005, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Thomas E. Brunton

Secretary

San Jose, California

April 20, 2005

ELECTROGLAS, INC.

5729 Fontanoso Way

San Jose, California 95138

PROXY STATEMENT

General Information

This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of the Company of proxies in the accompanying form for use in voting at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 26, 2005, at 10:00 a.m., Pacific Daylight Time, at the Company’s headquarters at 5729 Fontanoso Way, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

This Proxy Statement and the form of proxy are first being mailed to stockholders on or about April 20, 2005.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Thomas E. Brunton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Record Date, Share Ownership and Quorum

The close of business on April 1, 2005, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,954,820 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 10,977,411 of these shares of Common Stock of the Company, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Voting Procedures

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. For Proposal 1, two Class III directors will be elected by a plurality of votes; the nominees receiving the two highest number of affirmative votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote will be elected. Ratification of Proposal 2 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change his or her vote prior to the Annual Meeting by revoking his or her proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide voting instructions, and to confirm that instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

An automated system administered by ADP-Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting, and the Inspector of Elections of the Company will tabulate votes cast in person at the Annual Meeting. The Inspector of Elections will also determine whether or not a quorum is present. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of Common Stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposal 2, broker “non-votes” will have no effect. Because abstentions will be included in tabulations of the shares of Common Stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report will be sent to multiple stockholders in a stockholder’s household. The Company believes this “householding” rule will provide greater convenience for the Company’s stockholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to stockholders’ homes.

The “householding” election appears on the voting instruction form accompanying this proxy statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to the Company’s “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented, and “householding” will begin 60 days after the mailing of this Proxy Statement.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation divides the Company’s Board of Directors into three classes. The members of each class of directors serve staggered three-year terms. The Board is composed of two Class I directors (Keith L. Barnes and Mel Friedman), three Class II directors (Robert J. Frankenberg, Thomas M. Rohrs and Edward M. Saliba) and two Class III directors (John F. Osborne and C. Scott Gibson), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006, 2007 and 2005, respectively. At each Annual Meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, C. Scott Gibson and John F. Osborne for election as Class III directors at the Annual Meeting, each to serve until the 2008 annual meeting of stockholders, until each director’s successor is elected or appointed and qualified, or until the earlier resignation or removal of the director. Each of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Class III directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected.

The two nominees for Class III directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as Class III directors, provided a quorum is present. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum

Certain information about C. Scott Gibson and John F. Osborne, the Class III director nominees, is furnished below.

C. Scott Gibson has been a Director of the Company since March 2004. Since his retirement in March 1992, Mr. Gibson has served as a director to several high technology companies. He co-founded Sequent Computer Systems Inc. in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. Mr. Gibson holds a BSEE and a MBA from the University of Illinois. He currently is serving as the Chairman of the Board of Radisys and is a member of the Board of directors of TriQuint Semiconductor, Inc., Pixelworks, Inc., and Northwest Natural Gas Company. Mr. Gibson is also the Vice Chairman of the Oregon Health and Science University and the Oregon Health and Science Foundation Board and a member of the Oregon Community Foundation Board.

John F. Osborne has been a Director of the Company since May 2002. Since January 1998 Mr. Osborne has been President of Competitive Customer Support, an advisor to companies that manufacture integrated circuits or supply materials, equipment and services to the microelectronics industry. Prior to forming Competitive Customer Support, Mr. Osborne was a member of the executive staff of Lam Research (“Lam”), a leading equipment supplier to the integrated circuit industry. Mr. Osborne joined Lam in 1988 and held the positions of Vice President of Strategic Development, Vice President of Quality and Vice President of Customer Support. Prior to joining Lam, Mr. Osborne held management positions at both Motorola, Inc. and Royal Philips Electronics from 1967 to 1985. Mr. Osborne earned his degree in Metallurgical Engineering from Colorado School of Mines in 1966.

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE

Board Meetings and Committees

During 2004, the Board of Directors met ten times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. One of the Company’s directors attended the 2004 annual meeting of stockholders. The Board has determined that a majority of the Board members, Messrs. Friedman, Frankenberg, Rohrs, Saliba, Osborne and Gibson, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). Mr. Friedman is the Board’s designated lead independent director.

The Audit Committee held nine meetings in 2004. The members of the Audit Committee are Edward M. Saliba (Chairman), Mel Friedman and John F. Osborne. In accordance with the Amended and Restated Audit Committee Charter (a copy of which was attached to the Company’s 2003 proxy statement), it appoints the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Mr. Saliba is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Compensation Committee held seven meetings in 2004. The current members of the Compensation Committee are John F. Osborne (Chairman), Robert J. Frankenberg, C. Scott Gibson, and Thomas M. Rohrs. The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to the Board of Directors and the Company’s executive officers and to administer the Company’s Amended and Restated 1993 Long-Term Incentive Plan, Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), 2001 Non-Officer Employee Stock Incentive Plan, 1998 Employee Stock Purchase Plan and 2002 Employee Stock Purchase Plan.

The Nominating and Corporate Governance Committee (originally named the Nominating Committee) was formed in February 2001. The Nominating and Corporate Governance Committee held three meetings in 2004 and one meeting in 2005. The current members of the Nominating and Corporate Governance Committee are Mel Friedman (Chairman), Robert J. Frankenberg, C. Scott Gibson, John F. Osborne, Thomas M. Rohrs and Edward M. Saliba. The Nominating and Corporate Governance Committee monitors the size and composition of the Company’s Board of Directors. Prior to the Company’s annual meeting of stockholders, the Nominating and Corporate Governance Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates that will be presented to the Company’s stockholders for election to serve the Company until the next annual meeting. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 5729 Fontanoso Way, San Jose, California 95138 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating and Corporate Governance Committee. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.electroglas.com.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the semiconductor manufacturing equipment industry and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Mr. Rohrs was appointed in December 2004 to fill a vacancy on the Company’s Board of Directors. The Nominating and Corporate Governance Committee initiated the review of this candidate, reviewed his qualifications and recommended his appointment by the full Board of Directors. No search firm was retained in connection with this review.

All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200 of the NASDAQ Stock Market, Inc

Compensation of Directors

In 2004, the non-employee directors received an annual retainer of $20,000, a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $2,000 for each quarterly meeting of the Board of Directors attended. In addition, committee members will receive a fee of $1,000 for each meeting of a committee of the Board of Directors attended, except for the chairman of the Audit Committee who will receive a fee of $2,000 for each meeting attended. Directors are reimbursed for actual expenses incurred while conducting business on behalf of the Company. Non-employee directors will also receive an annual option grant of 10,000 shares of Common Stock, under the Company’s 1997 Plan, as of the close of business on the date of the Company’s annual meeting of stockholders. Mr. Rohrs was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $4.45 per share upon his appointment to the Board on December 17, 2004, and Mr. Gibson was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $4.39 per share upon his appointment to the Board on March 10, 2004.

On May 20, 2004, Messrs. Frankenberg, Friedman, Osborne and Saliba each received their annual option grant of 10,000 shares of Common Stock at an exercise price of $4.92 per share. In addition, on March 11, 2004, Messrs. Frankenberg, Friedman, Osborne and Saliba each received a discretionary option grant of 20,000 shares of Common Stock at an exercise price of $4.40 per share.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Access to Corporate Governance Policies

Stockholders may access our committee charters at our Internet website at www.electroglas.com. The code of business conduct and ethics, or code of conduct, was adopted in October 2003. The code of conduct was designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The code and other corporate governance documents are available on our website.

Copies of our committee charters, and the corporate governance guidelines and code of ethics will be provided to any stockholder upon written request to Secretary of Electroglas, Inc. at 5729 Fontanoso Way, San Jose, California 95138.

Communication between Stockholders and Directors

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Secretary of the Company at 5729 Fontanoso Way, San Jose, California 95138. All stockholder communications will be sent to the Board of Directors. Stockholder communications to the presiding independent director can be addressed in writing to Mel Friedman, Presiding Lead Independent Director, c/o Electroglas, Inc., 5729 Fontanoso Way, San Jose, California 95138.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers, directors and key personnel of the Company as of March 25, 2005:

Name	Age	Position
Keith L. Barnes	53	Chief Executive Officer and Chairman of the Board
Thomas E. Brunton	57	Chief Financial Officer, Vice President, Administration, Treasurer and Secretary
Timothy J. Boyle	53	Vice President, Marketing and Chief Technology Officer
Richard J. Casler, Jr.	53	Vice President, Engineering
Wesley D. Highfill	43	Vice President, Worldwide Sales and Applications
Wayne E. Woodard	40	Vice President, Service and Operations
Robert J. Frankenberg (1)(3)	57	Director
Mel Friedman (2)(3)(4)	66	Director
C. Scott Gibson (1)(3)	52	Director
John F. Osborne (1)(2)(3)	60	Director
Thomas M. Rohrs (1)(3)	54	Director
Edward M. Saliba (2)(3)	55	Director

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Nominating and Governance Committee

(4)	Lead Independent Director

Keith L. Barnes was appointed Chief Executive Officer and Chairman of the Company in October 2003. From August 2002 to October 2003 Mr. Barnes was a management consultant. He served as Chairman of the Board and Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”), a manufacturer of engineering test stations and test software, from 1995 until 2001 when it was acquired by Credence Systems Corporation. Prior to joining IMS, Mr. Barnes was a division president at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes is a director of Cascade Microtech, Inc. in Hillsboro, Oregon and several private companies.

Thomas E. Brunton was appointed Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company in November 2000 and in February 2003 was appointed Chief Financial Officer, Vice President, Administration, Treasurer and Secretary. Prior to joining the Company, Mr. Brunton was Chief Financial Officer of Centigram Communications (“Centigram”) from March 1998 to July 2000. He joined Centigram in March 1991 as Controller and also served as Treasurer. Prior to his service at Centigram, he had financial management responsibilities at 3Com Corporation, Sun Microsystems, Inc. (“Sun”) and International Business Machines Corporation/Rolm.

Timothy J. Boyle joined the Company in May 1995 as Vice President, Engineering and was named an officer of the Company in June 1997. In March 1998, Mr. Boyle was named Chief Technology Officer. In September 2001 he was named Chief Technology Officer and Vice President/General Manager of Expansion Products. In October 2003 he was named Vice President, Marketing and Chief Technology Officer. Prior to joining the Company he was an engineering Vice President at Measurex Corporation, a process control systems company, in 1991. From 1989 to 1991, he was Measurex’s Director of Corporate Quality. Prior to joining Measurex, he was co-founder of American Flow Systems, which developed precision fluid flow instruments.

Richard J. Casler, Jr. joined the Company in April 2004 as Vice President, Engineering. Mr. Casler was Vice President of Business Development for Invenios, Inc. from 2002 until joining the Company. Prior to that, he was Vice President of Systems Engineering from 2001 to 2002 and Vice President of Adept Technology from 1992 to 2001. From 1986-1992, he served as Chief Executive Officer for Genesis Automation and from 1981-1986 he served as manager of new product development for Unimation/Westinghouse.

Wesley D. Highfill joined the Company as Director of North American Sales in September 2003. In July of 2004, he was named Vice President, Worldwide Sales and Applications. In March of 2005 he became an officer of the company. Mr. Highfill served as Director of Asia Pacific Sales for Yield Dynamics, Inc from 2002 to 2003, and Sales Manager from 2001 to 2002. Prior to his service at Yield Dynamics, he was a Global account manager and sales manager for Tokyo Electron America from 1996 to 2001. From 1988 through 1996 Mr. Highfill held various positions in Engineering and Product Marketing for KLA Instruments.

Wayne E. Woodard joined the Company as Director of Materials in October 1998. In January 1999, he was promoted to Vice President, Operations. In July 2000, he was named Vice President, Operations and General Manager of the 200mm Business Unit. In September 2001, he was named Vice President/General Manager of the Prober Division and in February 2003 he was named Vice President, Engineering and Manufacturing. In January of 2004, he was named Vice President, Service and Operations. Mr. Woodard was Director of Operations at Ridge Technologies from late 1997 through 1998. Prior to that, from 1987 through 1997, Mr. Woodard held various operations and sales management positions at Sun.

Robert J. Frankenberg has been a Director of the Company since July 1993. He is the Chairman and Chief Executive Officer of Kinzan, Inc., a web services platform and tool software company. He was President and Chief Executive Officer of Encanto Networks, Inc., an Internet electronic commerce server manufacturer, from May 1997 to July 2000. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company’s Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard’s Personal Computation Business, from 1989 to 1991, he was Vice President and General Manager of Hewlett-Packard’s Information Networks Group and, from 1985 to 1989, he was General Manager of Hewlett-Packard’s Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Scansoft, Inc., Secure Computing Corporation, National Semiconductor Corporation, and Extended Systems.

Mel Friedman has been a Director of the Company since May 1999, and designated lead independent director since March 2003. He retired from Sun, a computer hardware company, where his most recent position was that of Senior Vice President, Customer Advocacy. From March 1998 through July 2000, he was President, Microelectronics at Sun. Previously, Mr. Friedman was Vice President, Worldwide Operations, Vice President of Supply Management and Vice President, West Coast Operations. Mr. Friedman joined Sun in 1989. From 1985 through 1989, he was Vice President, Worldwide Operations and Customer Service at Prime Computer, a mini-computer company. Prior to that, he held executive positions at Apollo Computer, a workstation manufacturer, and Polaroid Corporation, a photographic company. He was also co-founder of Tabor Corporation, a micro-floppy disc drive company. Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and Industrial Management at MIT. Mr. Friedman currently serves on the Board of Directors of Blue Martini Software, Inc., a software company and Volterra, which produces power management semiconductors for high technology.

C. Scott Gibson has been a Director of the Company since March 2004. Since his retirement in March 1992, Mr. Gibson has served as a director to several high technology companies. He co-founded Sequent Computer Systems Inc. in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. Mr. Gibson holds a BSEE and a MBA from the University of Illinois. He currently is serving as the Chairman of the Board of Radisys and is a member of the

Board of directors of TriQuint Semiconductor, Inc., Pixelworks, Inc., and Northwest Natural Gas Company. Mr. Gibson is also the Vice Chairman of the Oregon Health and Science University and the Oregon Health and Science Foundation Board and a member of the Oregon Community Foundation Board.

John F. Osborne has been a Director of the Company since May 2002. Since January 1998 Mr. Osborne has been President of Competitive Customer Support, an advisor to companies that manufacture integrated circuits or supply materials, equipment and services to the microelectronics industry. Prior to forming Competitive Customer Support, Mr. Osborne was a member of the executive staff of Lam Research (“Lam”), a leading equipment supplier to the integrated circuit industry. Mr. Osborne joined Lam in 1988 and held the positions of Vice President of Strategic Development, Vice President of Quality and Vice President of Customer Support. Prior to joining Lam, Mr. Osborne held management positions at both Motorola, Inc. and Royal Philips Electronics from 1967 to 1985. Mr. Osborne earned his degree in Metallurgical Engineering from Colorado School of Mines in 1966.

Thomas M. Rohrs has been a Director of the Company since December 2004. Mr. Rohrs presently serves on the board of Magna Design Automation, Inc., Ultraclean Technologies, and several private companies. In addition, he is an adviser and consultant to a number of companies both public and private. Mr. Rohrs spent five years with Applied Materials Inc., most recently as Senior Vice President, Global Operations, and was also a member of the Company’s Executive Committee. Immediately prior to that, he was Vice President of Worldwide Operations for Silicon Graphics, and previously was with MIPS Computer Systems as Senior Vice President of Manufacturing and Customer Service. Mr. Rohrs also served as Group Operations Manager for Hewlett-Packard Company’s Personal Computer Group.

Edward M. Saliba has been a director of the Company since March 2003. Mr. Saliba retired from Sun in June 2001, and has been a consultant since that time. From January 2002 to June 2002, he was the Chief Financial Officer of iScale, Inc., a software company. Prior to his retirement from Sun in June 2001, Mr. Saliba worked on a number of discrete projects. From January 2000 to April 2001, he was Vice President of Operations and Chief of Staff of iPlanet.com, a Sun and Netscape alliance. From June 1999 to January 2000, Mr. Saliba served as Vice President Human Resources of Sun. From May 1998 to June 1999 he served as Vice President, Finance, of the Software Division of Sun. From February 1996 to May 1998, he served as Vice President of Finance of SunSoft, Inc., an internet software company. From May 1994 to February 1996, he served as Director of Finance of Sun Microelectronics. From February 1996 to May 1998, he served as Director of Finance of SMCC Worldwide Operations. From June 1991 to May 1993, he served Director of Finance of SMCC Engineering. From April 1989 to June 1991, he served as Finance Manager and Director of East Coast Operations of Sun. Mr. Saliba was a Public Governor on the Pacific Stock and Option Exchange from February 1999 to February 2003. Mr. Saliba served on the Board of Directors for Brio Software, Inc. from January 2002 through July 2003 when the company was acquired by Hyperion Solutions, Inc. Mr. Saliba currently serves on the Board of Directors for Everypath, a private mobile applications software company.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2005, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401 (3)	1,351,245	6.15%
Fairfield Greenwich Limited 919 Third Avenue New York, NY 10022 (4)	1,212,608	5.52%
State of Wisconsin Investment Board 121 East Wilson Street Madison, Wisconsin 53707 (5)	1,118,200	5.09%
Wayne E. Woodard (6)	221,295	1.00%
Keith L. Barnes (7)	197,500	*
Timothy J. Boyle (8)	194,193	*
Thomas E. Brunton (9)	141,737	*
Robert J. Frankenberg (10)	87,500	*
Mel Friedman (11)	80,000	*
John F. Osborne (12)	60,000	*
Edward M. Saliba (13)	42,500	*
Richard J. Casler, Jr. (14)	32,083	*
C. Scott Gibson (15)	30,000	*
Thomas M. Rohrs (16)	30,000	*
All executive officers and directors as a group (11 persons) (17)	1,116,808	4.84%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Percentage beneficially owned is based on 21,954,820 shares of Common Stock outstanding as of April 1, 2005.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005, Dimensional Fund Advisors, Inc. a Delaware corporation, has sole voting power and sole dispositive power with respect to 1,351,245 shares of the Company’s Common Stock as of December 31, 2004.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on March 3, 2005, Fairfield Greenwich Limited, a Company incorporated under the laws of the Cayman Islands has sole voting power and sole dispositive power with respect to 1,212,608 shares of the Company’s Common Stock as of February 15, 2005.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2005, State of Wisconsin Investment Board, a Wisconsin corporation, has sole voting power and sole dispositive power with respect to 1,118,200 shares of the Company’s Common Stock as of December 31, 2004.

(6)	Includes 219,795 options exercisable within 60 days of April 1, 2005.

(7)	Includes 187,500 options exercisable within 60 days of April 1, 2005

(8)	Includes 193,443 options exercisable within 60 days of April 1, 2005.

(9)	Includes 140,645 options exercisable within 60 days of April 1, 2005.

(10)	Represents 87,500 options exercisable within 60 days of April 1, 2005.

(11)	Represents 80,000 options exercisable within 60 days of April 1, 2005.

(12)	Represents 60,000 options exercisable within 60 days of April 1, 2005.

(13)	Represents 42,500 options exercisable within 60 days of April 1, 2005.

(14)	Represents 32,083 options exercisable within 60 days of April 1, 2005.

(15)	Represents 30,000 options exercisable within 60 days of April 1, 2005.

(16)	Represents 30,000 options exercisable within 60 days of April 1, 2005.

(17)	Includes 1,103,465 options exercisable within 60 days of April 1, 2005.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1993, and the Board of Directors has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005.

Ratification of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting, the Company will review its future selection of auditors.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$887,000	$421,000
Audit-Related Fees (2)	—	7,000
Tax Fees (3)	43,000	132,000
All Other Fees (4)	73,000	52,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Sarbanes Oxley attestation and consulting fees in 2004 were $465,000.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no Audit-Related Fees incurred in Fiscal 2004.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for services not reported above.

The Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2005

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information on 2004, 2003 and 2002 compensation of the Company’s Named Executive Officers.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
Keith L Barnes (2) Chief Executive Officer and Chairman of the Board	2004 2003	$310,469 48,885	$144,000 —	— 900,000	$1,380 265	(3) (3)

Wayne E. Woodard Vice President, Service and Operations	2004 2003 2002	197,230 194,358 189,461	3,125 — —	— 70,000 40,000	440 2,835 2,612	(4) (4) (4)

Timothy J. Boyle Vice President, Marketing and Chief Technology Officer	2004 2003 2002	188,951 185,516 180,172	— — —	— 60,000 30,000	958 5,118 5,118	(5) (5) (5)

Thomas E. Brunton Vice President, Administration, Chief Financial Officer, Secretary And Treasurer	2004 2003 2002	181,803 186,916 184,794	10,000 — —	— 65,000 35,000	1,806 4,506 4,121	(6) (6) (6)

Richard J. Casler, Jr. (7) Vice President, Engineering	2004	140,308	—	50,000	701	(8)

(1)	Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2)	Mr. Barnes was appointed the Company’s Chief Executive Officer and Chairman of the Board in October 2003.

(3)	Represents $1,380 and $265 paid in 2004 and 2003, respectively, in life insurance premiums by the Company on behalf of Mr. Barnes.

(4)	Represents $2,424 and $2,216 paid in 2003 and 2002, respectively, to Mr. Woodard as contributions by the Company under its 401(k) plan, and $440, $411 and $396 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Woodard.

(5)	Represents $4,123 and $4,123 paid in 2003 and 2002, respectively, to Mr. Boyle as contributions by the Company under its 401(k) plan, and $958, $995 and $995 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Boyle.

(6)	Represents $2,700 and $2,315 paid in 2003 and 2002, respectively, to Mr. Brunton as contributions by the Company under its 401(k) plan, and $1,806, $1,875 and $1,806 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Brunton.

(7)	Mr. Casler joined the Company in April 2004.

(8)	Represents $701 in life insurance premiums paid in 2004 by the Company on behalf of Mr. Casler.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Name	Individual Grants						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price Per Share ($/Sh) (3)	Expiration Date (4)
							5% ($)	10% ($)
Keith L. Barnes	—		—	—	—		—	—
Wayne E. Woodard	—		—	—	—		—	—
Timothy J. Boyle	—		—	—	—		—	—
Thomas E. Brunton	—		—	—	—		—	—
Richard J. Casler, Jr.	50,000	(1)	5.29%	$4.43	4/1/2008	(4)	47,735	102,798

(1)	Option vests at the rate of 1/24th of the total shares granted on the first month anniversary of the grant date and the remaining shares vest monthly, such that the option is fully vested 24 months from the grant date.

(2)	Based on a total of 945,715 options granted to employees and directors of the Company in 2004, including the Named Executive Officers.

(3)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4)	The options granted have a term of four years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

The following table discloses information for the Named Executive Officers regarding options to purchase the Company’s Common Stock exercised during 2004 and options to purchase the Company’s Common Stock held at the end of 2004.

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised in-the-Money Options at December 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Keith L. Barnes	—	—	125,000	775,000	$195,000	$1,209,000
Wayne E. Woodard	—	—	190,837	61,250	62,950	93,950
Timothy J. Boyle	—	—	171,985	45,000	53,763	73,738
Thomas E. Brunton	—	—	117,312	49,688	58,355	83,845
Richard J. Casler, Jr.	—	—	16,667	33,333	4,667	9,333

(1)	Value is based on the stock price of the Company’s Common Stock at December 31, 2004 ($4.71), minus the exercise price.

Employment Agreements

Mr. Keith L. Barnes.    On January 18, 2005, the Compensation Committee of the Board of Directors approved a compensation agreement with Mr. Keith L. Barnes, the Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the agreement, and based on the methodology used to calculate Mr. Barnes’ 2004 target incentive bonus, Mr. Barnes is eligible to receive a target incentive bonus of up to $180,000 for his employment during 2005, based on his achievement of performance targets, determined by the Board of Directors. In addition, the Compensation Committee agreed to accelerate the vesting of 200,000 shares of Common Stock of the Company previously granted to Mr. Barnes on October 28, 2003 based on his achievement of operational targets achieved through the first quarter of 2006. In lieu of an increase in salary for fiscal 2005, Mr. Barnes was granted an option to purchase 125,000 shares of the Company’s Common Stock at an exercise price of $3.90, which will be fully vested in 2007.

Pursuant to the terms of Mr. Barnes’ employment agreement, his initial base salary, which reflects the Company’s current pay reduction program, is $310,000 per year. Mr. Barnes’ initial base salary will revert to $350,000 per year when the Board of Directors approves the termination of the Company’s pay reduction program. In addition, Mr. Barnes is eligible to participate in the benefits generally made available by the Company to its executive officers including a life insurance policy in an amount not less than $700,000.

Mr. Barnes has agreed to relocate from Portland, Oregon to the Bay Area by October 2006. Prior to his relocation, the Company will reimburse Mr. Barnes for reasonable temporary living expenses, not to exceed $6,500 per month. In addition, the Company will reimburse Mr. Barnes for the actual and reasonable expenses incurred in connection with his relocation.

Mr. Barnes is also entitled to severance benefits if his employment is terminated by the Company at any time, unless the termination is due to (i) a situation where the Company believes it has cause, (ii) death or (iii) disability, equal to twelve months of his then-current base salary, payable in the form of salary continuation (“Severance Period”), less applicable withholdings. Mr. Barnes will also receive any bonus payment that was fully earned but not yet payable at the time of such termination. In addition, he also will be eligible to receive (1) continued vesting on his outstanding options during the Severance Period, and (2) paid medical coverage for up to twelve months during the Severance Period, or until he becomes covered by another employer’s medical plan. Mr. Barnes’ eligibility for these severance benefits is conditioned on (1) his execution of a release of claims against the Company; and (2) his agreement not to compete with the Company; or its successors or assigns, during the Severance Period. If he engages in any business activity competitive with the Company or its successors or assigns during the Severance Period, all severance benefits immediately shall cease.

Equity Compensation Plan Information

The following table presents information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2004, including the Company’s 1993 Long-Term Stock Incentive Plan, 1997 Plan, 2001 Non-Officer Employee Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,282,409	$10.75	1,178,294
Equity compensation plans not approved by security holders (2)(3)	1,238,052	$5.06	1,245,417

Total	3,520,461		2,423,711

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1993 Long-Term Stock Incentive Plan, 1998 Employee Stock Purchase Plan, 1997 Plan and 2002 Employee Stock Purchase Plan.

The Amended and Restated 1993 Long-Term Stock Incentive Plan (the “1993 Plan”) was originally adopted by the Board of Directors and approved by the stockholders in July 1993. The Board adopted amendments and restatements of the 1993 Plan in February 1995. These amendments and restatements were approved by the stockholders in May 1995. The 1993 Plan is administered by the Compensation Committee. Options granted pursuant to the 1993 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. The term of all options granted under the 1993 Plan shall not exceed ten years after the date of grant. The 1993 Plan terminated in June 1998 and options are no longer granted under the 1993 Plan. As of December 31, 2004, there were options outstanding to purchase 300,541 shares of the Company’s Common Stock under the 1993 Plan at a weighted average exercise price of $15.07 per share, and there were no shares available for future issuance.

The 1997 Plan was originally adopted by the Board of Directors in March 1997 and approved by the stockholders in May 1997. The 1997 Plan is administered by the Compensation Committee. Options granted pursuant to the 1997 Plan generally vest ratably over a four-year period on the anniversary of the date of grant, or as determined by the Compensation Committee. Options expire no more than seven years after the date of grant. The stock options issued under the 1997 Plan shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. Incentive stock options issued pursuant to the 1997 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee’s incentive stock option in the event of the optionee’s death on a beneficiary designation form provided by the Compensation Committee. Awards, other than incentive stock options, granted pursuant to the 1997 Plan shall be transferable to the extent provided in the specific award agreement. As of December 31, 2004 there were options outstanding to purchase 1,981,868 shares of the Company’s Common Stock under the 1997 Plan at a weighted average exercise price of $10.10 per share and there were 1,178,294 shares available for future issuance.

The 2002 Employee Stock Purchase Plan (the “2002 ESPP”) was originally adopted by the Board in February 2002 and approved by the stockholders in May 2002. The purpose of the 2002 ESPP is to provide employees of the Company who participate in the 2002 ESPP with opportunity to purchase Common Stock of the Company through payroll deductions. The 2002 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The 2002 ESPP is implemented by twenty-four month offering periods during which there are four purchase periods. The Board of Directors may alter the duration of the offering periods without stockholder approval. The price per share at which shares are sold under the 2002 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the twenty-four month offering period, or (ii) 85% of the fair market value of the Common Stock on the date of purchase. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the 2002 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation. Employees shall not be permitted in any Purchase Period to purchase more than 750 shares. As of December 31, 2004, there were 1,725,787 shares available for future issuance under the 2002 Plan.

(2)	The Board of Directors adopted the 2001 Non-Officer Employee Stock Incentive Plan (the “2001 Plan”) in May 2001. The 2001 Plan is administered by the Compensation Committee. Pursuant to the 2001 Plan, the Compensation Committee may grant non-qualified stock options, in its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified stock options may be issued under the 2001 Plan. Stock options may not be granted to officers and directors of the Company from the 2001 Plan. Stock options shall be issued under the 2001 Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options may be transferred by gift or through a domestic relations order to members of the grantee’s immediate family to the extent provided in the specific option agreement or in the manner and to the extent determined by the Compensation Committee. The term of all options granted under the Plan shall not exceed seven years from the date of grant. As of December 31, 2004, there were options outstanding to purchase 838,052 shares of the Company’s Common Stock under the 2001 Plan at a weighted average exercise price of $5.97 per share and there were 1,245,417 shares available for future issuance.

(3)	Includes 400,000 shares subject to an outstanding inducement stock option granted to Mr. Keith Barnes. For a description of the terms of this inducement stock option grant see “Executive Compensation an Other Information—Employment Agreements.”

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Audit Committee Report and Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

Compensation Policy.    The Company’s executive compensation program is designed to attract and retain executive officers of high caliber and ability who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the Company’s 1993 Long-Term Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan (collectively the “Plans”). The Company’s compensation policy, as established by the Compensation Committee, is that executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interests of the Company’s stockholders.

Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation. In setting compensation for all three components, the Compensation Committee consulted surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the RDG Semiconductor Composite Index used in the Stock Performance Graph.

Salary.    Base salaries are reviewed annually and set by the Compensation Committee. Salaries are set to be competitive within the semiconductor and semiconductor equipment industry.

Bonus.    The Compensation Committee met in January, February, April, July, September, October and December 2004 to evaluate performance and set bonuses payable to its executive officers for the 2004 fiscal year. The bonus incentive program is a Company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary which percentage is increased for higher positions within the Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals, determine the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company’s long-term performance. Individual performance by an executive may impact his or her bonus payment. Since the Company had no operating profit in 2004 due to the downturn in the semiconductor industry no bonuses were paid to the majority of executive officers in 2005 for fiscal 2004 performance. However, the Compensation Committee is in the process of revising the bonus incentive plan program to provide for payment of bonuses based upon certain performance criteria rather than only operating profit. Accordingly, Messrs. Barnes, Woodard and Brunton received bonuses based upon performance in fiscal 2004.

Long-Term Incentive Awards.    The Company primarily uses stock options provided by the Plans to provide long-term incentives aligned with the interests of the Company’s stockholders. The award of these options is applicable to a wide range of employees throughout the Company and at every level in the Company. The Compensation Committee administers the award of all stock options in the Company, including awards to executive officers. The Compensation Committee periodically considers whether to grant awards under the Plans to specific officers based on numerous factors including, the executive officer’s position in the Company, his or her performance and responsibility, the extent to which he or she already holds an equity stake in the Company, equity participation levels of comparable executives and key personnel at other similar companies, and the officer’s individual contribution to the Company’s financial performance. The Plans do not provide any formula for weighing these factors, and the decision to grant an award is based on subjective and objective evaluations of the past as well as future anticipated performance and responsibilities of the officer in question. These factors were used in determining the amount of long-term incentive awards granted to employees in fiscal 2004. However, for fiscal 2004, no executive officers were awarded options other than Mr. Casler who received an option grant upon the commencement of his employment with the Company.

Compensation Policy Regarding Deductibility.    The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed the $1 million limit per officer. The Plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

Chief Executive Officer Compensation

The Company’s Chief Executive Officer is Keith L. Barnes. The compensation of the Chief Executive Officer is reviewed annually. Mr. Barnes’ base salary for the fiscal year ended December 31, 2004 was $310,000. Mr. Barnes’ base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Revenue, operating income targets and organizational goals were set by the Compensation Committee and upon achievement of these goals; Mr. Barnes earned a bonus of $144,000 for the fiscal year ended December 31, 2004.

In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and Plans provide the necessary total remuneration package to align properly the Company’s performance and the interests of the Company’s stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation

Committee of the Board of Directors

John F. Osborne, Chairman

Robert J. Frankenberg

C. Scott Gibson

Thomas M. Rohrs

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company and Company management.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. The Committee held nine meetings during fiscal year 2004.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of

the Board of Directors

Edward M. Saliba, Chairman

Mel Friedman

John F. Osborne

Stock Performance Graph

The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock since December 31, 1999, with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market—U.S. Index and (b) the RDG Semiconductor Composite Index. The comparison assumes an investment of $100 on December 31, 1999, and reinvestment of dividends, if any.

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ELECTROGLAS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

	Cumulative Total Return Index
	12/99	12/00	12/01	12/02	12/03	12/04
ELECTROGLAS, INC.	100.00	60.35	58.21	6.07	14.38	18.72
NASDAQ STOCK MARKET (U.S.) INDEX	100.00	60.30	45.49	26.40	38.36	40.51
RDG SEMICONDUCTOR COMPOSITE INDEX	100.00	74.97	65.57	33.13	62.41	50.72

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the executive officers of the Company (each an “Executive Officer”) have entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if an Executive Officer’s employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer’s base salary then in effect for one year, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year’s bonus, (iii) provide for continuation of medical and dental benefits for one year, (iv) pay the Executive Officer’s life insurance premiums and car allowance for one year, (v) pay accrued but unused vacation as of the date of termination, (vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer’s vested stock options as of the date of termination to six months after the date of termination.

The Company has entered into indemnification agreements with its directors and certain of its executive officers. The indemnity agreements provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the Company’s 2006 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 28, 2006, and February 27, 2006. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2006 annual meeting of stockholders must be received by the Company not later than December 10, 2005 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2004 all Reporting Persons complied with all applicable filing requirements.

Other Matters.    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Whether or not you expect to attend the Annual Meeting of stockholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, ELECTROGLAS, INC. AT 5729 FONTANOSO WAY, SAN JOSE, CALIFORNIA 95138, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE COMPANY’S 2004 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE FILED THEREWITH.

By Order of the Board of Directors,

Thomas E. Brunton

Secretary

April 20, 2005

San Jose, California

PROXY

ELECTROGLAS, INC.

5729 FONTANOSO WAY

SAN JOSE, CALIFORNIA 95138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2005

KEITH L. BARNES and THOMAS E. BRUNTON, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the “Company”), to be held on Thursday, May 26, 2005, and any adjournments or postponements thereof.

Election of two Class III directors (or if nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: C. Scott Gibson and John F. Osborne.

See reverse side: if you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

AUTO DATA PROCESSING

INVESTOR COMM SERVICES 20

ATTENTION: 26

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern

Time the day before the cut-off date or meeting date. Have

your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Electroglas, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Electroglas, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

000000000000

A/C 1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ELECT1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ELECTROGLAS, INC.

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, 03 0000000000 322122753218

THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR I

THE ELECTION OF C. Scott Gibson and John F. Osborne as For Withhold For All To withhold authority to vote, mark “For All Except”

Class III Directors and FOR proposal 2. All All Except and write the nominee’s name on the line below.

VOTE ON DIRECTORS

1. Election of Class III Directors (see above):

VOTE ON PROPOSAL For Against Abstain

2. To ratify the appointment of Ernst & Young LLP

as the independent registered public accounting firm for the Company for the year ending December 31, 2005.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

AUTO DATA PROCESSING INVESTOR COMM SERVICES

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD ATTENTION:PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. TEST PRINT

51 MERCEDES WAY

Please sign exactly as name appears herein. Joint owners should each sign. EDGEWOOD, MY

When signing as attorney, executor, administrator, trustee or guardian, please 11717 give full title as such.

123,456,789,012

285324109

Signature [PLEASE SIGN WITHIN BOX] Date P09473 Signature (Joint Owners) Date